UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 25, 2012

Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2012, Huron Consulting Group Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with AdamsGrayson, a managed review and legal staffing firm based in Washington, D.C. Under the terms of the Agreement, the Company will acquire substantially all of the assets and assume certain liabilities of AdamsGrayson in exchange for a payment of $21.5 million in cash and deferred payments of $10 million. The Agreement contains customary conditions to close as well as customary representations and warranties of the parties. The Agreement also contains customary covenants and agreements, including, among others, non-competition and solicitation covenants by the shareholders of AdamsGrayson. The Company intends to hire substantially all of AdamsGrayson’s full-time employees. The transaction is expected to close in July 2012.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

A copy of the Company’s press release announcing the acquisition is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated June 25, 2012, announcing the acquisition of AdamsGrayson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date: June 25, 2012	/s/ C. Mark Hussey
C. Mark Hussey
Executive Vice President, Chief Financial Officer and Treasurer